EMPLOYMENT AGREEMENT


THIS  AGREEMENT  effective  as  of  the  15th day of June, 1999 (the "Effective
Date").

BETWEEN:

VIRTUALSELLERS.COM, INC., a company duly incorporated pursuant to the federal laws of Canada having an office at 120 North LaSalle Street, Suite 1000, Chicago, Illinois, USA, 60602

(the  "Company")

                                                               OF THE FIRST PART

AND:

EVERETT PALMER, businessman of 4521 PGA Blvd., Apt. 333, Palm Beach Gardens, Florida, USA, 33418

(the  "Employee")
                                                              OF THE SECOND PART

WITNESSES  THAT  WHEREAS:

I. The Company is a publicly traded company and is engaged in, inter alia, the business of e-commerce and telecommunications;

II. The Employee has certain skills and expertise required by the Company for its operations;

III. The Company wishes to obtain and the Employee wishes to provide certain services to the Company on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

1.          DUTIES  AND  DEVOTION  OF  TIME
            -------------------------------

1.1          Duties.  During  the  term  of this Agreement the Employee shall be
             ------
responsible for the duties contained in Schedule "A" attached hereto and incorporated herein by this reference (the "Duties").

1.2          Devotion  of  Time.  The  parties hereto acknowledge and agree that
             ------------------
the work of the Employee is and shall be of such a nature that regular hours may not be sufficient and occasions may arise whereby the Employee shall be required to work more than eight (8) hours per day and/or five (5) days per week. The Employee agrees that the consideration set forth herein shall be in full and complete satisfaction for such work and services, regardless of when and where such work and services are performed. The Employee further releases the Company from any claims for overtime pay or other such compensation which may accrue to the Employee. Notwithstanding the foregoing, the Company agrees that so long as the Employee properly discharges his duties hereunder, the Employee may devote the remainder of his time and attention to other non-competing business pursuits.

1.3          Business  Opportunities  the Property of the Company.  The Employee
             ----------------------------------------------------
agrees to communicate immediately to the Company all business opportunities, inventions and improvements in the nature of the Company's business which, during the term of this Agreement, the Employee may conceive, make or discover, become aware of, directly or indirectly, or have presented to him in any manner which relates in any way to the Company, either as it is now or as it may develop, and such business opportunities, inventions or improvements shall become the exclusive property of the Company without any obligation on the part of the Company to make any payments therefor in addition to the salary and benefits herein described to the Employee.

1.4          No  Personal  Use.  The  Employee shall not use any of the work the
             -----------------
Employee shall perform for the Company for any personal purposes without first obtaining the prior written consent of the Company.

2.          SALARY,  BONUSES  AND  BENEFITS
            -------------------------------

2.1          Salary.  In  consideration  of  the Employee providing the services
             ------
referred to herein, the Company agrees to pay the Employee an annual base salary (the "Annual Base Salary") of seventy five thousand U.S. dollars ($75,000) less applicable deductions, payable bi-weekly subject to increase as from time to time approved by the Board of Directors of the Company.

2.2          Benefits.  The  Company  shall  provide,  maintain  and  pay  for:
             --------

(a) medical insurance for the Employee and his immediate family as is provided by the Company's medical services plan; and

(b) such extended health and other benefits for the Employee and his immediate family as are provided to senior management employees of the Company, subject to the eligibility of the Employee.

2.3          Payment  in Cash or Shares.  All payments payable by the Company to
             --------------------------
the Employee, including the Annual Base Salary and reimbursement of expenses under Section 4.1 hereof, shall be payable in cash or, at the election of the Employee, and subject to the approval of the regulatory authorities, such will be paid in whole or in part in common shares in the capital stock of the Company ("Remuneration Shares"), issued at the 10 day average closing price (for the 10 days prior to the Employee's election) of the Company's common shares on any stock exchange or quotation system upon which the Company's common shares are listed for trading.

2.4          Compensation  Shares  .  In  consideration of the Employee entering
             --------------------
into this Agreement and continuing in such employment for a period of at least one year, the Company also agrees to pay the Employee one million (1,000,000) common shares (the "Compensation Shares") in the capital of the Company. Upon or as soon as is practical after the issuance of the last tranche of the Compensation Shares, the Company will file a form S-8 or other appropriate form with the United States Securities and Exchange Commission (the "SEC") to effect registration. The Shares shall vest as to 250,000 shares on each of the following dates ("Vesting Dates"):

(a)     the  Effective  Date  -  250,000  shares;
     (b)     three  months  after  the  Effective  Date  -  250,000  shares;
     (c)     six  months  after  the  Effective  Date  -  250,000  shares;  and
     (d)     nine  months  after  the  Effective  Date  -  250,000.

The share certificates representing the first 250,000 of the Compensation Shares will be delivered by the Company to the Employee within ten (10) days of the execution of this Agreement by the parties. The remaining share certificates shall be delivered on or immediately after each of the Vesting Dates. If this Agreement is terminated for any reason, those Shares that have vested in the Employee at the date of notice of termination shall be deemed to have been earned by the Employee, no reduction or refund shall take place and no claim for any additional shares, compensation, severance or consideration of any kind may be made by the Employee.

2.5          Number  of  Shares  The  number  of  shares payable to the Employee
             ------------------
hereunder is subject to adjustment from time to time if the Company is subject to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding common shares, in which case the successor corporation (or corporation controlling the successor corporation of the Company, as the case may be) shall by operation of law assume the Company's obligations under this Agreement. As a condition to the consummation of such transaction, the Employee shall arrange for the person or entity obligated to issue securities or deliver cash or other assets to assume, concurrently with the consummation of such transaction, the Employee's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided herein.

3.          VACATION
            --------

3.1          Entitlement  to  Vacation.  The  Company  acknowledges  that  the
             -------------------------
Employee  shall  be  entitled  to  an  annual  vacation of three (3) weeks.  The
Employee shall use his best efforts to ensure that such vacation is arranged with the Company in advance such that his does not unduly affect the operations of the Company.

3.2          Increase  in Vacation.  The period set out in Section 3.1 above may
             ---------------------
be increased from time to time as mutually agreed to by the Employee and the Board of Directors of the Company.

4.          REIMBURSEMENT  OF  EXPENSES
            ---------------------------

4.1          Reimbursement  of  Expenses.  The  Employee shall be reimbursed for
             ---------------------------
all reasonable out-of-pocket expenses incurred by the Employee in or about the execution of the Duties contained herein. All payments and reimbursements shall be made within thirty (30) days of submission by the Employee of vouchers, bills or receipts for such expenses.

5.          CONFIDENTIAL  INFORMATION
            -------------------------

5.1          Confidential  Information.  The  Employee  shall not, either during
             -------------------------
the term of this Agreement or for a term of three years after termination, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will it use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the Company or any confidential information which he may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company, unless the Employee is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

5.2          Non-Disclosure  Provisions.  The  foregoing  provision  shall  be
             --------------------------
subject to the further non-disclosure provisions contained in Schedule "B" attached hereto and incorporated herein by this reference.

5.3          Provisions  Survive  Termination.  The  provisions  of this section
             --------------------------------
shall  survive  the  termination  of this Agreement for a period of three years.

6.          TERM
            ----

6.1          Term.  This  Agreement  shall  remain in effect until terminated in
             ----
accordance  with  any  of  the  provisions  contained  in  this  Agreement.

7.          TERMINATION
            -----------

7.1          Termination  by  Employee.  Notwithstanding  any  other  provision
             -------------------------
contained herein, the parties hereto agree that the Employee may terminate this Agreement, with or without cause, by giving thirty (30) days written notice of such intention to terminate.

7.2          Resignation or Cessation of Duties.  In the event that the Employee
             ----------------------------------
ceases to perform all of the Duties contained herein, other than by reason of the Employee's death or disability, or if the Employee resigns unilaterally and on his own initiative from all of his positions this Agreement shall be deemed to be terminated by the Employee as of the date of such cessation of Duties or such resignation, and the Company shall have no further obligations under
Section  2  hereof.

7.3          Termination  by  Company.  The Company may terminate this agreement
             ------------------------
at any time for just cause. The parties further agree that except for termination for just cause, the Company may not terminate this Agreement without payment, at that time, to the Employee of a termination allowance equivalent to fourteen (14) days in value of the Annual Base Salary payable by the Company to the Employee, regardless of the date of termination.

7.4          Death.  In  the  event of the death of the Employee during the term
             -----
of this Agreement, this Agreement shall be terminated as of the date of such death.

8.          RIGHTS  AND  OBLIGATIONS  UPON  TERMINATION
            -------------------------------------------

8.1          Rights  and  Obligations.  Upon  termination of this Agreement, the
             ------------------------
Employee shall deliver up to the Company all documents, papers, plans, materials and other property of or relating to the affairs of the Company, other than the Employee's personal papers in regard to his role in the Company, which may then be in the Employee's possession or under his control.

9.          NOTICES  AND  REQUESTS
            ----------------------

9.1          Notices  and Requests.  All notices and requests in connection with
             ---------------------
this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

(a)     if  to  the  Company:

VirtualSellers.com,  Inc.
120  North  LaSalle  Street,  Suite  1000
          Chicago,  Illinois,  USA,  60602

with  a  copy  to:

CLARK,  WILSON
Suite  800-885  West  Georgia  Street
Vancouver,  British  Columbia
V6C  3H1
Attention:  Bernard  Pinsky

(b)     If  to  the  Employee:

          Everett  Palmer
          ,
          ,  Virginia,  USA,

or to such other address as the party to receive notice or request so designates by written notice to the other.

10.          INDEPENDENT  PARTIES
             --------------------

10.1          Independent  Parties.  This  Agreement  is  intended  solely  as a
              --------------------
management services agreement and no partnership, agency, joint venture, distributorship or other form of agreement is intended.

11.          AGREEMENT  VOLUNTARY  AND  EQUITABLE
             ------------------------------------

11.1          Agreement  Voluntary.  The parties acknowledge and declare that in
              --------------------
executing this Agreement they are each relying wholly on their own judgment and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental thereto.

11.2          Agreement  Equitable.  The parties further acknowledge and declare
              --------------------
that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Employee's rights upon termination and the restrictions on the Employee after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

12.          CONTRACT  NON-ASSIGNABLE;  INUREMENT
             ------------------------------------

12.1          Contract  Non-Assignable.  This  Agreement  and  all other rights,
              ------------------------
benefits  and  privileges  contained herein may not be assigned by the Employee.

12.2          Inurement.  The  rights, benefits and privileges contained herein,
              ---------
including without limitation the benefits of Sections 2 and 7 hereof, shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.

13.          ENTIRE  AGREEMENT
             -----------------

13.1          Entire  Agreement.  This Agreement represents the entire Agreement
              -----------------
between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties. The Employee acknowledges that it was not included to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

13.2          Previous  Agreements  Cancelled.  Save  and except for the express
              -------------------------------
provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the services of the Employee for the Company are hereby terminated and cancelled and each of the parties hereby releases and further discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such Agreement.

14.          WAIVER
             ------

14.1          Waiver.  No consent or waiver, express or implied, by either party
              ------
to or of any breach or default by the other party in the performance by the other of its obligations herein shall be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act, or to declare either party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights herein or of the right to then or subsequently declare a default.

15.          SEVERABILITY
             ------------

15.1          Severability.  If  any provision contained herein is determined to
              ------------
be void or unenforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions shall not be affected in any way.

16.          AMENDMENT
             ---------

16.1          Amendment.  This  Agreement  shall  not  be  amended  or otherwise
              ---------
modified except by a written notice of even date herewith or subsequent hereto signed by both parties.

17.          HEADINGS
             --------

17.1          Headings.  The headings of the sections and subsections herein are
              --------
for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

18.          GOVERNING  LAW
             --------------

18.1          Governing  Law.  This  Agreement  shall  be  construed  under  and
              --------------
governed by the laws of the State of Illinois and the laws of the United States applicable therein.

19.          EXECUTION
             ---------

19.1          Execution in Several Counterparts.  This Agreement may be executed
              ---------------------------------
by facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day of, 1999.


VIRTUALSELLERS.COM,  INC.

per: /s/ Dennis Sinclair
     Authorized  Signatory


                                          )
SIGNED,  SEALED  and  DELIVERED  by       )
                  in the presence of:     )
                                          )
/s/ Kevin Dudley                          )
Signature                                 )
Kevin E. Dudley                           )
Print  Name                               )
35 Thistle Ct.                            )
Address                                   )
Matteson IL 60443                         )
                                          )    /s/ Everett Palmer
Consultant                                )    ------------------
Occupation                                )     EVERETT  PALMER

                                  SCHEDULE "A"
                                EMPLOYEE'S DUTIES
                                -----------------


1. The Employee shall be appointed by the Company as the full time accountant for the Company, and the Employee shall faithfully, honestly and diligently serve the Company and each of the Company's subsidiaries (if any) in these capacities.

                                  SCHEDULE "B"
                            NON-DISCLOSURE PROVISIONS
                            -------------------------

1.          CONFIDENTIAL  INFORMATION  AND  MATERIALS
            -----------------------------------------

     (a) "Confidential Information" shall mean, for the purposes of this Agreement, non-public information which the Company designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to released or unreleased Company software or hardware products, the marketing or promotion of any product of the Company or the Company business policies or practices, and information received from others which the Company is obliged to treat as confidential. Confidential Information disclosed to the Employee by any subsidiary and/or agents of the Company is covered by this Agreement.

     (b) Confidential Information shall not include that information defined as Confidential Information hereinabove which the Employee can exclusively establish:

(i) is or subsequently becomes publicly available without breach of any obligation of confidentiality owed by the Company;

(ii) became known to the Employee prior to disclosure by the Company to the Employee;

(iii) became known to the Employee from a source other than the Company other than by the breach of any obligations of confidentiality owed to the Company; or

(iv)     is  independently  developed  by  the  Employee.

     (c) Confidential Materials shall include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.

2.          RESTRICTIONS
            ------------

     (a) The Employee shall not disclose any Confidential Information to third parties for a period of three (3) years following the termination of this Agreement, except as provided herein. However, the Employee may disclose Confidential Information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Employee shall give reasonable notice to the Company prior to such disclosure and shall comply with any applicable protective order or equivalent.

     (b) The Employee shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information, as defined hereinabove.

     -  10  -
D/SAM/48915.1
D/SAM/48915.1
     (c) Confidential Information and Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Employee with the Company, and only as provided hereunder.

3.          RIGHTS  AND  REMEDIES
            ---------------------

     (a) The Employee shall notify the Company immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Materials, or any other breach of this Agreement by the Employee, and shall co-operate with the Company in every reasonable manner to aid the Company to regain possession of said Confidential Information or Materials and prevent all such further unauthorized use.

     (b) The Employee shall return all originals, copies, reproductions and summaries of or relating to the Confidential Information at the request of the Company or, at the option of the Company, certify destruction of the same.

     (c) The parties hereto recognize that a breach by the Employee of any of the provisions contained herein would result in damages to the Company and that it could not be compensated adequately for such damages by monetary award. Accordingly, the Employee agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.          MISCELLANEOUS
            -------------

     (a) All Confidential Information and Materials are and shall remain the property of the Company. By disclosing information to the Employee, the Company do not grant any express or implied right to the Employee to or under any and all patents, copyrights, trademarks, or trade secret information belonging to the Company.

     (b) All obligations created herein shall survive change or termination of any and all business relationships between the parties for a period of three years after such termination.

     (c) The Company may from time to time request suggestions, feedback or other information from the Employee on Confidential Information or on released or unreleased software belonging to the Company. Any suggestions, feedback or other disclosures made by the Employee are and shall be entirely voluntary on the party of said Employee and shall not create any obligations on the part of the Company or a confidential agreement between the Employee and the Company. Instead, the Company shall be free to disclose and use any suggestions, feedback or other information from the Employee as the Company sees fit, entirely without obligation of any kind whatsoever to the Employee.